Airports Authority of Thailand

No. Tor.Or.Tor. 2483/2542

                                                                     25 May 1999


Re                Commencement of Agreement and Collection of Rents

To                Managing Director, King Power Duty Free Co., Ltd.

Reference         Letter of the Airports Authority of Thailand,
                  No. Tor.Or.Tor. 1720/2542 dated 9 April 1999

Enclosure         Two charts showing location of the leased spaces


Pursuant to the referenced letter, the Airports Authority of Thailand (AAT) has leased out to King Power Duty Free Co., Ltd. for installing carts selling duty free merchandize in the departure lounge of the International Passengers Terminal 1 and 2, totalling four selling points, covering 3 sqm. per selling point, as detailed therein.

Now, the Company has installed the carts for selling duty free merchandize and made use of the said spaces since 1 May 1999. AAT would like to inform additional details as follows :

1.       Leased spaces are :

         1.1 Two selling points in the departure lounge, on 3rd Floor of the International Passengers Terminal 1, according to the attached chart #1, namely

                  1.1.1    Zone 3266 D, covering 5 sqm.
                  1.1.2    Zone 3266 E, covering 5 sqm.

         1.2 Two selling points in the departure lounge, on 3rd Floor of the International Passengers Terminal 2, according to the attached chart #2, namely

                  1.2.1    Zone 3266 F, covering 5 sqm.
                  1.2.2    Zone 3266 G, covering 5 sqm.

2. The Company's representative (Mr. Sombat Dechapanichkun) has signed his name verifying the spaces and commencement date of the use on the attached charts accordingly. AAT would like to commence the agreement and collect the rents, fees and taxes from 1 May 1999 onwards at the rates already notified to the Company.

3. The Company is requested to proceed with the Lease Agreement at Legal Division, Administrative Department, 3rd Floor of AAT Head Office Building, Vibhavadi Rangsit Road, Tel. 535-1405 or 535-1815.

Please be informed accordingly.


                                                     Yours sincerely,


                               Wing Commander            - signed -
                                                  (Uthai Thaisanthad)
                                  General Manager, Bangkok International Airport
                                                       For Managing Director

Bangkok International Airport Department
Tel.     535-1262

Fax      535-1065